Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Ford Motor Company
One American Road
Dearborn, Michigan

Re: Ford Motor Company Registration Statement

Nos. 33-64605, 33-61107, 33-58255, 33-54737, 33-54283
33-50238, 33-36043, 33-19036, 2-95018, 333-27993,
333-49547, 333-58701, 333-47445, 333-37536, 333-38586,
333-40260, 333-61886, 333-72478, 333-100910, 333-110105 and 333-126865

We hereby consent to the incorporation by reference in the above Registration Statements on Form S-8 of Ford Motor Company of our report dated June 22, 2005, relating to the December 30, 2004 statement of net assets available for benefits of the Ford Motor Company Tax-Efficient Savings Plan for Hourly Employees, which appears in this Form 11-K.

/s/PricewaterhouseCoopers LLP

Detroit, Michigan
June 27, 2006

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